Exhibit 2
Distribution Financial Services Marine Trust 1999-2
June 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                         $550,000,109.03
Beginning Pool Factor                                               1.00000000

Distribution Allocable to Principal on Notes
                   Prior                                   Current
Class        Principal Payments $1000 of orig.prin.bal Principal Payments $1000 of orig.prin.bal
A-1                $0.00            0.0000000           $11,893,080.70           56.3391440
A-2                $0.00            0.0000000                    $0.00            0.0000000
A-3                $0.00            0.0000000                    $0.00            0.0000000
A-4                $0.00            0.0000000                    $0.00            0.0000000
A-5                $0.00            0.0000000                    $0.00            0.0000000
  B                $0.00            0.0000000                    $0.00            0.0000000
  C                $0.00            0.0000000                    $0.00            0.0000000

Distribution Allocable to Interest on Notes
                                   Prior                                    Current
Class           Rate          Interest Payment  $1000 of orig.prin.bal  Interest Payments  $1000 of orig.prin.bal
A-1             5.50%               $0.00            0.0000000          $580,519.50            2.7500000
A-2             5.98%               $0.00            0.0000000          $166,145.33            2.9900000
A-3             6.20%               $0.00            0.0000000          $335,199.90            3.1000000
A-4             6.48%               $0.00            0.0000000          $214,510.68            3.2400000
A-5           6.6656%               $0.00            0.0000000          $179,967.87            3.3328000
  B             6.93%               $0.00            0.0000000          $114,345.00            3.4650000
  C             7.61%               $0.00            0.0000000           $83,710.00            3.8050000

Note Balance After Giving Effect to Principal Distribution
Class   Beginning Balance         Pool Factor       Ending Balance          Pool Factor
A-1      211,098,000.00             1.0000000      $199,204,919.30            0.9436609
A-2       55,567,000.00             1.0000000       $55,567,000.00            1.0000000
A-3      108,129,000.00             1.0000000      $108,129,000.00            1.0000000
A-4       66,207,000.00             1.0000000       $66,207,000.00            1.0000000
A-5       53,999,000.00             1.0000000       $53,999,000.00            1.0000000
  B       33,000,000.00             1.0000000       $33,000,000.00            1.0000000
  C       22,000,000.00             1.0000000       $22,000,000.00            1.0000000

Servicing Fee                                       $229,166.71
Servicing Fee Per $1,000 of Orig.Note                 0.4166667

Realized Losses                                           $0.00

Reserve Account Balance                          $17,074,763.28

Payments Received with Respect to Receivables
During Most Recently Ended Collection Period     $15,571,433.51
       Interest Payments Received                 $3,678,352.81
       Scheduled Principal Payments Received      $2,285,882.16
       Principal Prepayments Received             $9,607,198.54

Distribution to Residual Interestholders                  $0.00

Noteholders' Interest Carryover Shortfall                 $0.00
Noteholders' Interest Carryover Shortfall
       Per $1,000 Note                                0.0000000

Aggregate Purchase Amounts for Receivables
that were purchased in related Collection Period          $0.00

Ending Pool Balance                             $538,107,028.33
Ending Pool Factor                                   0.97837622
